                                  EXHIBIT 11.1

                          CD&L, INC. AND SUBSIDIARIES
                          NET (LOSS) INCOME PER SHARE
              FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999
                    (In Thousands, Except Share Information)

SHARES CONSIDERED:                                                2001            2000            1999
                                                               -----------     -----------     -----------
Weighted average portion of shares outstanding at
December 31, 1998                                                6,843,702       6,843,702       6,843,702

Weighted average portion of 73,172 common shares issued in
connection with the Company's Employee Stock Purchase Plan          73,172          73,172          33,771

Weighted average portion of 47,051 common shares issued in
connection with executive compensation                              47,051          47,051          34,418

Weighted average portion of 389,533 common shares issued in
connection with the acquisitions of businesses                     389,533         389,533         302,535

Weighted average portion of 305,202 common shares issued in
connection with the Company's Employee Stock Purchase Plan         305,202          76,717            --
                                                               -----------     -----------     -----------

           Basic weighted average shares outstanding             7,658,660       7,430,175       7,214,426

Incremental shares assumed issued in connection with stock
  options and warrants outstanding (a)                                --              --           648,952

Incremental shares assumed issued in connection with the
  Company's Employee Stock Purchase Plan                              --              --             4,450
                                                               -----------     -----------     -----------
           Diluted weighted average shares outstanding           7,658,660       7,430,175       7,867,828
                                                               ===========     ===========     ===========

(Loss) income from continuing operations                           ($5,804)        ($6,229)           $950
(Loss) income from discontinued operations                           ($465)        ($1,419)         $1,961
                                                               -----------     -----------     -----------
Net (loss) income                                                  ($6,269)        ($7,648)         $2,911
                                                               ===========     ===========     ===========

Basic (loss) income per share:
Continuing operations                                                ($.76)          ($.84)           $.13
Discontinued operations                                              ($.06)          ($.19)           $.27
                                                               -----------     -----------     -----------
Net (loss) income per share                                          ($.82)         ($1.03)           $.40
                                                               ===========     ===========     ===========

Diluted (loss) income per share:
Continuing operations                                                ($.76)          ($.84)           $.12
Discontinued operations                                              ($.06)          ($.19)           $.25
                                                               -----------     -----------     -----------
Net (loss) income per share                                          ($.82)         ($1.03)           $.37
                                                               ===========     ===========     ===========


The following common stock equivalents were excluded from the computation of diluted Earnings Per Share because the exercise or conversion price was greater than the average market price of common shares -

                                                                   2001            2000            1999
                                                               -----------     -----------     -----------
Stock options                                                    1,917,202       1,982,534         522,546
Subordinated convertible debentures                                  9,863         109,098         145,750
Seller financed convertible notes                                  524,961         593,333         593,333
                                                               ===========     ===========     ===========


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